Exhibit 99.1

FOR IMMEDIATE RELEASE

Starling Oncology Reports Third Quarter 2026 Financial Results and Updates Full-Year 2026 Guidance

CERRITOS, Calif., November 5, 2026 -- Starling Oncology, Inc. (NASDAQ: STLN) (“STLN” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its quarter ended September 30, 2026 and updated it's full-year 2026 guidance.

Recent Operational Highlights

•	Specialty Pharmacy Revenue was $109 million, up 44 percent year over year, and gross margin was 24 percent. Continued increase in the capture rate of fills written by Starling physicians was the primary contributor to year-over-year revenue growth in the specialty pharmacy.
•	Capitated revenue grew 40 percent year over year in the third quarter, and our medical loss ratio, or MLR, improved sequentially to 81.0 percent, compared to 85.5 percent in the second quarter and 67.8% in the prior year period.
•	Starling Nexus, our proprietary utilization management portal, is now live for our network providers who practice in all markets where we have delegated capitation arrangements and is the interface through which prior authorizations are submitted for UM review.

Third Quarter 2026 Financial Highlights

All comparisons are to the quarter ended September 30, 2025 unless otherwise noted

•	Consolidated revenue of $169.8 million increased 24.3% from $136.6 million
•	Gross profit of $30.7 million, increased 62.1%
•	Net loss of $15.7 million compared to net loss of $16.5 million
•	Basic and diluted (loss) earnings per share of $(0.13) compared to $(0.14)
•	Adjusted EBITDA* of positive $3.4 million compared to $(3.5) million
•	Cash and cash equivalents of $36.9 million as of September 30, 2026

*Adjusted EBITDA is a non-GAAP measure and the reconciliation is included in the Financial Information; Non-GAAP Financial Measures section below.

Management Commentary

Daniel Virnich, CEO of Starling, commented, "The third quarter of 2026 was another strong quarter for our company, with revenue up 24% year over year and Adjusted EBITDA of $3.4 million, our second consecutive quarter of positive Adjusted EBITDA and above our third quarter outlook of $0.50 million to $1.5 million. Our capitated business continues to deliver growth, with capitated revenue up 40% and MLR performing at expectations. Our Specialty pharmacy business grew 44% year over year, with strong gross margins of 24% for this segment. Starling Nexus, our proprietary provider-focused portal, is now live and available to our network clinicians to support care coordination and evidence-based care on our delegated capitation model. Based on our performance year to date, we are affirming our full-year 2026 guidance, and we believe we are well positioned for continued growth into 2027."

Fourth Quarter of 2026 Outlook

For the fourth quarter of 2026, we anticipate Adjusted EBITDA** of $3 million to $5 million, as the Company onboards and ramps our Florida delegated lives.

Updated Outlook for Fiscal Year 2026

	2026 Guidance - Previous	2026 Guidance - Updated
Revenue	$650 to $670 million	$650 to $660 million
Gross Profit	$105 to $110 million	$107 to $110 million
Adjusted EBITDA**	$2 to $7 million	$4 to $6 million
Free Cash Flow**	$5 to $15 million	$5 to $10 million

** The Company uses Adjusted EBITDA, Medical Loss Ratio (MLR), and Free Cash flow, each a non-GAAP measure, as an additional tool to assess its operational and financial performance. See "Financial Information: Non-GAAP Financial Measures" below. STLN is not reasonably able to provide a quantitative reconciliation for forward-looking information of Adjusted EBITDA, MLR and Free Cash flow the most directly comparable GAAP financial measures, without unreasonable efforts due to uncertainties regarding capitated lives, direct costs, taxes, capital expenditures, share-based compensation, change in fair value of liabilities, unrealized (gains) losses on investments, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on STLN’s future GAAP financial results.

The Company expects approximately $110 million in capitated revenue in 2026. The Company also anticipates that Medical Loss Ratio, discussed under “Financial Information; Non-GAAP Financial Measures” below, will be in the range of 85% to 90% in 2027 with the onboarding of new lives.

The outlook information provided in this earnings release does not take into account the impact of any unanticipated developments in the business or changes in the operating or economic environment, nor does it take into account the impact of STLN's acquisitions, dispositions or financings. STLN's outlook assumes a largely stable global market, which would likely be negatively impacted if recent tariff rate increases and exchange rate changes persist and adversely affect world trade. The outlook information included in this press release represents management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates other than as required by applicable law.

Webcast and Conference Call

STLN will host a conference call on Thursday, November 5, 2026 at 5:00 p.m. (Eastern Time) to discuss third quarter results and management’s outlook for future financial and operational performance.

The conference call can be accessed live over the phone by dialing 1-800-347-6865, or for international callers, 1-203-518-9757. The conference ID for the live call is STARLING. A replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The access ID for the replay is 11162885. The replay will be available until 11:59 p.m. (Eastern Time) on Thursday, November 19, 2026. The live webcast and replay can be accessed at https://viavid.webcasts.com/starthere.jsp?ei=1780401&tp_key=49fb750904

About Starling Oncology, Inc.

Founded in 2007, Starling Oncology, Inc. (NASDAQ: STLN) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. Formerly known as The Oncology Institute, Starling Oncology offers cutting-edge, evidence-based cancer care to a population of approximately 2.2 million patients including clinical trials, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With over 400 employed and network clinicians and over 100 clinics and network locations of care across five states and growing, Starling Oncology is coordinating cancer care for the better. For more information visit www.starlingoncology.com. Please follow us on LinkedIn, X (formerly Twitter), or Bluesky.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements generally may be identified by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of STLN and are not predictions of actual performance. These forward-looking statements must not be relied on by anyone as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of STLN. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2026 full fiscal year outlook and the Q4 2026 outlook and our longer-term expectations, including for 2027, as discussed herein, the outcome of judicial and administrative proceedings to which STLN may become a party or investigations to which STLN may become or is subject that could interrupt or limit STLN’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in STLN’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; and those factors discussed in the documents STLN has filed, or will file, with the SEC, including the Item 1A. "Risk Factors" section of STLN's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026 and any subsequent filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If these risks materialize or STLN’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that STLN currently is evaluating or does not presently know, or that STLN currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect STLN’s plans or forecasts of future events and views as of the date of this press release. STLN anticipates that subsequent events and developments will cause STLN’s assessments to change. STLN does not undertake any obligation to update any of these forward-looking statements other than as required by applicable law. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements and readers are cautioned to not place undue reliance on these forward looking statements.

Financial Information; Non-GAAP Financial Measures

STLN uses certain financial information and data, such as Adjusted EBITDA, Medical Loss Ratio (MLR), and Free Cash Flow, that have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) when reporting and discussing its financial results. STLN’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with STLN’s financial statements and the related notes thereto.

Medical Loss Ratio (MLR): STLN defines MLR as our total direct costs related to capitated contracts divided by the total capitated revenue.

STLN believes that the use of Medical Loss Ratio (MLR) provides management with an additional tool to assess our operational efficiency and commitment to value, to plan and forecast future periods, and to understand the factors and trends in our premium spending. The MLR is utilized by peers across the health industry, and we believe it is helpful to investors in measuring our financial performance and comparing our performance to other health providers. The principal limitation of MLR is that its calculation relies on definitions and allocations that require management's judgment and may not capture all nuances of our administrative efficiency or investment in long-term infrastructure. Direct Costs for capitation include clinical payroll, IV drug costs, network medical expense, and medical supplies.

Free Cash Flow: STLN defines Free Cash Flow as net cash flow provided by (used in) operations plus cash paid for interest, less capital expenditures. STLN believes that the use of Free Cash Flow provides management with an additional tool to assess the Company's financial performance, evaluate its ability to generate cash from operations, and plan for future investments and obligations. Free Cash Flow is useful in understanding the cash available for strategic initiatives. We believe that Free Cash Flow is helpful to investors in measuring our financial performance and comparing our performance to our peers. Free Cash Flow has important limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Adjusted EBITDA: STLN defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash add-backs comprised of one-time write-offs and non-cash rent expense, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, loss on debt extinguishment, post-combination compensation expense, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure.

STLN believes that the use of Adjusted EBITDA provides management with an additional tool to assess our operations and results of our performance, to plan and forecast future periods, and factors and trends. We believe that Adjusted EBITDA is helpful to investors in measuring our financial performance and comparing our performance to our peers. Adjusted EBITDA has important limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

A reconciliation of total direct costs and revenue related to capitated contracts to MLR, net cash flow provided by (used in) operations to Free Cash Flow, and net loss to Adjusted EBITDA, the most comparable GAAP metrics, is set forth below:

Medical Loss Ratio (MLR)
	Three Months Ended Sept 30,		Change
(dollars in thousands)	2026	2025	$	%

Direct costs - patient services	$56,239	$54,572	$1,667	3.1%
Direct costs - fee-for-service	(32,988)	(40,615)	7,627	(18.8)%
Direct costs - capitated	23,251	13,957	9,294	66.6%

Patient services revenue	60,013	60,195	(182)	(0.3)%
Fee-for-service revenue	(31,299)	(39,621)	8,322	(21.0)%
Capitated revenue	28,714	20,574	8,140	39.6%

Medical loss ratio related to capitated contracts	81.0%	67.8%		13.2%

Free Cash Flow Reconciliation
	Nine Months Ended Sept 30,		Change
(dollars in thousands)	2026	2025	$	%
Net cash and cash equivalents provided by (used in) operating activities	$19,867	$(27,820)	$47,687	171.4%
Cash paid for interest	3,568	3,036	532	17.5%
Purchases of property and equipment	(3,212)	(2,140)	(1,072)	50.1%
Free Cash Flow	$20,223	$(26,924)	$47,147	175.1%

Adjusted EBITDA Reconciliation
	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(dollars in thousands)	2026	2025	$	%	2026	2025	$	%
Net loss	$(15,748)	$(16,504)	$756	4.6%	$(28,029)	$(53,098)	$25,069	47.2%
Depreciation and amortization	1,522	1,723	(201)	(11.7)%	$4,976	$5,312	(336)	(6.3)%
Interest expense, net	1,815	1,920	(105)	(5.5)%	$5,608	$9,360	(3,752)	(40.1)%
Income tax and other taxes	53	(10)	63	(630.0)%	$182	$(24)	206	(858.3)%
Non-cash addbacks	169	164	5	3.0%	$(115)	$2,223	(2,338)	(105.2)%
Share-based compensation	1,348	1,024	324	31.6%	$4,104	$3,234	870	26.9%
Changes in fair value of liabilities	13	6,127	(6,114)	(99.8)%	(1,914)	13,519	(15,433)	(114.2)%
Unrealized loss on investments	—	—	—	—%	—	6	(6)	(100.0)%
Loss on debt extinguishment	11,561	—	11,561	100.0%	11,561	—	11,561	100.0%
Post-combination compensation expense	—	13	(13)	(100.0)%	—	39	(39)	(100.0)%
Consulting fees	(637)	782	(1,419)	(181.5)%	1,450	1,621	(171)	(10.5)%
Infrastructure and workforce costs	3,298	1,302	1,996	153.3%	3,362	5,252	(1,890)	(36.0)%
Transaction costs	—	—	—	—%	—	1	(1)	(100.0)%
Adjusted EBITDA	$3,394	$(3,459)	$6,853	198.1%	$1,185	$(12,555)	$13,739	109.4%

Key Business Metrics
	Three Months Ended September 30,
(dollars in thousands)	2026	2025
Affiliated and Network Clinics (1)	322	80
Markets	17	22
Lives under value-based contracts (millions)	2.2	1.9

(1)	Number of clinics operated under the STLN PCs, whereby we receive a percentage of revenue under our management services agreements, or MSAs, and are consolidated. Additionally, includes independent oncology practices to which we provide limited management services and have network provider agreements, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)

(in thousands except share data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$36,895	$33,565
Accounts receivable, net	60,677	58,998
Other receivables	126	322
Inventories	36,631	16,875
Prepaid expenses and other current assets	3,361	2,987
Total current assets	137,690	112,747
Property and equipment, net	10,594	10,684
Operating right of use assets	21,975	22,374
Intangible assets, net	8,869	11,015
Goodwill	7,230	7,230
Other assets	1,415	606
Total assets	$187,773	$164,656
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$82,094	$43,167
Current portion of operating lease liabilities	7,268	7,156
Accrued expenses and other current liabilities	29,338	20,639
Asset-based revolving credit facility	5,000	—
Total current liabilities	123,700	70,962
Operating lease liabilities	17,942	19,131
Warrant and conversion option derivative liabilities	10,941	12,855
Long-term debt, net of unamortized debt issuance costs	72,520	77,400
Other non-current liabilities	25	28
Total liabilities	225,128	180,376
Stockholders’ deficit:
Common Stock, 0.0001 par value, authorized 500,000,000 shares; 103,724,798 and 101,991,024 shares issued and outstanding at September 30, 2026 and 100,596,918 shares issued and 98,863,144 shares outstanding at December 31, 2025	10	10
Series A Convertible Preferred Stock, 0.0001 par value, authorized 10,000,000 shares; 193,507 shares issued and outstanding at September 30, 2026 and 193,507 shares issued and outstanding at December 31, 2025	—	—
Additional paid-in capital	263,102	256,708
Treasury Stock at cost, 1,733,774 shares at September 30, 2026 and December 31, 2025	(1,019)	(1,019)
Accumulated deficit	(299,448)	(271,419)
Total stockholders’ deficit	(37,355)	(15,720)
Total liabilities and stockholders’ deficit	$187,773	$164,656

Consolidated Statements of Operations (Unaudited)

(in thousands except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Patient services	$60,013	$60,195	$177,927	$169,154
Specialty Pharmacy	109,304	75,895	295,453	187,761
Clinical trials & other	450	474	5,110	3,857
Total operating revenue	169,767	136,564	478,490	360,772
Operating expenses
Direct costs – patient services	56,239	54,572	166,393	152,802
Direct costs – specialty pharmacy	82,858	63,072	230,947	154,021
Direct costs – clinical trials & other	—	—	—	279
Selling, general and administrative expense	32,130	25,251	90,285	77,534
Depreciation and amortization	1,522	1,723	4,976	5,312
Total operating expenses	172,749	144,618	492,601	389,948
Loss from operations	(2,982)	(8,054)	(14,111)	(29,176)
Other non-operating expense (income)
Interest expense, net	1,815	1,920	5,608	6,479
Change in fair value of warrant and conversion option derivative liabilities	13	6,127	(1,914)	13,519
Loss on debt extinguishment	11,561	—	11,561	2,881
Other, net	(623)	403	(1,337)	1,174
Total other non-operating expense (income)	12,766	8,450	13,918	24,053
Loss before provision for income taxes	(15,748)	(16,504)	(28,029)	(53,229)
Income tax benefit	—	—	—	131
Net loss	$(15,748)	$(16,504)	$(28,029)	$(53,098)
Net loss attributable to common stockholders, basic and diluted	$(13,292)	$(13,770)	$(23,603)	$(43,878)
Net loss per share attributable to common stockholders:
Basic	$(0.13)	$(0.14)	$(0.23)	$(0.49)
Diluted	$(0.13)	$(0.14)	$(0.23)	$(0.49)
Weighted-average number of shares outstanding:
Basic	104,728,390	97,474,797	103,197,885	89,333,733
Diluted	104,728,390	97,474,797	103,197,885	89,333,733

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(28,029)	$(53,098)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	4,976	5,312
Amortization of debt issuance costs and debt discount	2,614	4,294
Write-off of assets from clinical trials segment	—	2,398
Share-based compensation	4,104	3,234
Change in fair value of liability classified warrants and conversion option derivative	(1,914)	13,519
Deferred taxes	—	(32)
Loss on debt extinguishment	11,561	2,881
Credit losses	200	—
Loss on disposal of property and equipment	147	—
Changes in operating assets and liabilities:
Accounts receivable	(1,879)	(12,949)
Other receivables	196	(291)
Inventories	(19,756)	(8,843)
Prepaid expenses	(374)	1,803
Other assets	(60)	3
Accounts payable	39,252	11,929
Change in operating leases	(678)	(274)
Accrued expenses and other current liabilities	9,492	2,389
Other non-current liabilities	15	(95)
Net cash and cash equivalents provided by (used in) operating activities	19,867	(27,820)
Cash flows from investing activities:
Purchases of property and equipment	(3,212)	(2,140)
Proceeds from asset disposition	—	126
Net cash and cash equivalents used in investing activities	(3,212)	(2,014)
Cash flows from financing activities:
Proceeds from private placement, net of offering costs	—	15,359
Proceeds from at-the-market offering, net of offering costs	—	9,952
Proceeds from employee stock purchase plan	460	151
Advances from asset-based revolving facility	5,000	—
Proceeds from issuance of long-term debt	75,000	—
Transactions costs related to issuance of long-term debt	(2,597)	—
Transactions costs related to issuance of asset-based revolving facility	(778)	—
Payments made for financing of insurance payments	(794)	(691)
Payment of deferred consideration liability for acquisition	—	—
Principal payments on long-term debt	(85,889)	(20,000)
Exit fee and make-whole paid on debt extinguishment	(5,540)	—
Principal payments on financing leases	(17)	(28)
Common stock issued for warrants exercised	1,628	385
Common stock issued for options exercised	202	2,695
Net cash and cash equivalents provided by (used in) financing activities	(13,325)	7,823
Net increase (decrease) in cash and cash equivalents	3,330	(22,011)
Cash and cash equivalents at beginning of period	33,565	49,669
Cash and cash equivalents at end of period	$36,895	$27,658
Contacts

Media

Starling Oncology, Inc.

Daniel Virnich, MD

danielvirnich@starlingoncology.com

(562) 735-3226 x 81125

Investors

ICR Strategic Communications

investors@icrinc.com